EXHIBIT 99.1

INmune Bio, Inc. Announces Pricing of Initial Public Offering

LA JOLLA, CA, January 15, 2019 (GLOBE NEWSWIRE)- INmune Bio, Inc. (“INmune” or the “Company”), an immunotherapy company focused on developing therapies that harness the patient’s innate immune system to fight disease, today announced the pricing of its initial public offering (“IPO”) at a price to the public of $8.00 per share, for gross proceeds of a minimum of US$8 million and up to US$20 million.

The Company is offering a minimum of 1,000,000 shares and up to 2,500,000 shares to the public. Upon closing of the IPO, the Company’s common stock will be listed on the Nasdaq Capital Market under the ticker symbol “INMB”. The offering will be sold on a best-efforts basis and provided the Company has at least the minimum offering amount in escrow and complies with the other closing conditions is expected to close and trade on the Nasdaq by the end of the month.

Univest Securities, LLC is acting as the lead manager for the IPO and WallachBeth Capital, LLC and WestPark Capital, Inc. are acting as co-managers.

A registration statement relating to this U.S. offering was filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC as of December 19, 2018. The offering of these securities is being made only by means of a prospectus, forming a part of the registration statement. Copies of the final prospectus relating to the U.S. offering may be obtained from Univest Securities, LLC, 375 Park Avenue, Unit 1502, New York, NY 10152, by telephone at +1 212 343 8888 or email at info@univest.us. In addition, a copy of the prospectus relating to the offering may be obtained via the SEC's website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About INmune Bio, Inc.

INmune Bio, Inc. is a private clinical-stage biotechnology company developing therapies targeting the innate immune system in cancer. INmune Bio is developing two products platforms that reengineer the patient’s innate immune system’s response to their cancer, INKmune and INB03. INKmune is a Natural Killer (NK) cell therapeutic that primes the patient’s NK cells to attack developing disease. INB03 inhibits myeloid derived suppressor cells (MDSC), which often cause resistance to immunotherapy, such as anti-PD1 checkpoint inhibitors. INmune Bio’s product platforms target residual disease and utilize a precision medicine approach for treatment of a wide variety of hematologic malignancies and solid tumors. To learn more, please visit www.inmunebio.com.

About Univest Securities, LLC

Registered with FINRA since 1993, Univest provides a wide variety of services to our institution/retail clients globally including brokerage and execution services, sales and trading, market making, investment banking and advisory, wealth management. We pride ourselves in providing value-added customer service and building long term mutually benefited relationship with our clients. For more information, please visit: www.univest.us.

About WallachBeth Capital, LLC

WallachBeth Capital offers a robust range of capital markets and investment banking services to the healthcare community, connecting corporate clients with leading institutions, creating value for both issuers and investors. The firm is a leading provider of institutional execution services, offering clients a full spectrum of solutions to help them navigate increasingly complex markets. WallachBeth's expertise includes ETF, equity and derivative trading. Operating on a fully disclosed, agency-only basis, the firm is committed to facilitating all client needs with transparency and integrity. The firm's website is located at www.wallachbeth.com.

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About WestPark Capital

WestPark Capital is a full-service investment bank focused on emerging growth sectors such as healthcare, software, technology, biotechnology, financial services, manufacturing, consumer products, media and telecom industries, among other categories. WestPark Capital provides a comprehensive range of corporate finance services, including initial public offerings, follow-on offerings, private placements, SIPOs and corporate finance advisory services. Additional information about WestPark Capital is available at www.wpcapital.com or at info@wpcapital.com.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's proposed IPO. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the IPO will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

Contact

INmune Bio Contact:

David Moss

CFO

(858) 964-3720

dmoss@inmunebio.com

Investors:

LHA Investor Relations

Miriam Weber Miller

Senior Vice President

(212) 838-3777

mmiller@lhai.com

Ascent Investor Relations

Tina Xiao

President

(917) 609-0333

tina.xiao@ascent-ir.com

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